SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-12

                                  FRED'S, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

         1.      Title of each class of securities to which transaction applies:
         2.      Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4.      Proposed maximum aggregate value of transaction:
         5.      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                           ----------

         2)       Form, Schedule or Registration Statement No:
                                                              ------------------

         3)       Filing Party:
                                 --------------------------------------

         4)       Date Filed:
                               ----------------------------------------

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                               MEMPHIS, TENNESSEE


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     to be held on Wednesday, June 26, 2002







TO THE SHAREHOLDERS OF FRED'S, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Fred's, Inc. (the "Company" or "Fred's") will be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Wednesday, June 26, 2002, at 10:00 A.M., Central Daylight Time, for the following purposes:

         1.       To elect the Company's Board of Directors;


         2. To ratify the designation of Ernst & Young LLP as independent auditors of the Company;

         3.       To amend the Company's Charter to increase authorized shares;


         4. To approve the adoption of the 2002 Long Term Incentive Plan and ratify grants thereunder.

The accompanying Proxy Statement contains further information with respect to these matters.

Only shareholders of record at the close of business on May 3, 2002, will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                          By order of the Board of Directors,




                                          Charles S. Vail
                                          Secretary


May 24, 2002

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                            MEMPHIS, TENNESSEE 38118


                                 PROXY STATEMENT


                For Annual Meeting of Shareholders, June 26, 2002


         The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Fred's, Inc. (the "Company" or "Fred's") to be voted at the Annual Meeting of Shareholders to be held on June 26, 2002, at 10:00 A.M., Central Daylight Time, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock ("Common Stock") will be necessary to constitute a quorum.


         The election of each director, the ratification of Ernst & Young LLP as auditors, the approval of the amendment to the Charter of the Company and the adoption of the 2002 Long Term Incentive Plan each requires approval by a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote on that matter.


         All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1, 2, 3 and 4. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

         Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

         A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 24, 2002.

                                Voting Securities

         Only shareholders of record at the close of business on May 3, 2002 will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 25,539,313 shares of Common Stock. All references to shares and share prices reflect the stock splits effected on June 18, 2001 and February 1, 2002. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

                            Ownership of Common Stock
                                  by Directors,
                     Officers and Certain Beneficial Owners

         The following table sets forth the beneficial ownership known to the Company of Common Stock as of May 3, 2002, by (i) beneficial owners of more than five percent of Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred's as a group.

                                                                        Shares of Common
                                                                   Stock Beneficially Owned (1)
                                                                   ----------------------------
                                                              Number of Shares                          Percent(2)
                                                              ----------------                          ----------
Beneficial Owner                              Options(3)                        Total(4)
----------------                              ----------                        --------

Michael J. Hayes (5)(7)                           10,937                       1,880,576                  7.2

David A. Gardner (6)(7)                               --                       1,677,893                  6.4

John R. Eisenman                                  26,172                          34,374                  *

Roger T. Knox                                     32,030                          39,192                  *

John D. Reier                                     53,124                          62,499                  *

Thomas H. Tashjian                                 9,062                         198,905                  *

John A. Casey                                     13,750                          33,671                  *

Charles Brunjes                                    5,624                           5,624                  *

Reggie Jacobs                                     13,471                          14,596                  *

Jerry A. Shore                                     9,375                          13,125                  *

All Directors and Executive Officers
  as a Group (11 persons including
  the directors named above)                     175,420                       3,986,874                 15.3


*  Less than 1%
---------------------

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


(2) Calculated as the number of shares beneficially owned, divided by 26,093,180, which consists of the total outstanding shares of Common Stock (25,539,313) and vested options (553,867) as of May 3, 2002.


(3)      Represents stock options that are exercisable as of May 3, 2002.

(4)      Includes stock options that are exercisable as of May 3, 2002.

(5) Includes 153,571 shares owned by Mr. Hayes' wife and 37,888 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

(6) Mr. Gardner was an officer and director of the Company until his death on December 23, 2001. Mr. Gardner's widow is the beneficial owner of these shares and of 169,690 shares which she owns in her own name.


(7) The address for all except Mr. Gardner is 4300 New Getwell Rd., Memphis, TN 38118. The address of the estate of Mr. Gardner is 445 Park Avenue, Suite 1600, New York, New York 10022.


                    FRED'S PROPOSAL 1 (ELECTION OF DIRECTORS)


         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected. The Board of Directors proposes the election of the following nominees:

                                                              Principal Occupation,
            Nominee                             Age           Business and Directorships
            -------                             ---           --------------------------
Michael J. Hayes............................    60            Director and Chairman
John R. Eisenman............................    60            Director
Roger T. Knox...............................    64            Director
John D. Reier...............................    62            Director
Thomas H. Tashjian..........................    47            Director
-------------------------


         Michael J. Hayes was elected a Director of the Company in January 1987 and has been a Managing Director of the Company since October 1989 and was named Chairman of the Board in November 2000. Mr. Hayes has been Chief Executive Officer since October 1989. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President - Corporate Finance and Financial Services.


         John R. Eisenman is involved in real estate investment and development with REMAX Island Realty, Inc., located in Hilton Head Island, South Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally's, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company's initial public offering in March 1992.

         Roger T. Knox has served the Memphis Zoological Society as its President and Chief Executive Officer since January 1989. Mr. Knox was the President and Chief Operating Officer of Goldsmith's Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley's Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company's initial public offering in March 1992. Additionally, Mr. Knox is a Director of Hancock Fabrics, Inc.


         John D. Reier is President and a Director. Mr. Reier joined the Company in May of 1999 as President and was elected a Director of the Company in August 2000. Prior to joining the company, Mr. Reier was President and Chief Executive Officer of Sunny's Great Outdoors Stores, Inc. from 1997 to 1999, and was President, Chief Operating Officer, Senior Vice President of Merchandising, and General Merchandise Manager at Family Dollar Stores, Inc. from 1987 to 1997.

         Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Previously, he served as a managing director and consumer group leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian's earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target, and in the restaurant business at Noble Roman's.


         If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Fred's Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred's has no reason to believe that any nominee will be unable to serve as a director.

          For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of May 3, 2002, see "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners". There are no family relationships between any directors or executive officers of Fred's.


Section 16(a) Beneficial Ownership Reporting Compliance


         Based solely upon a review of reports of beneficial ownership of Fred's Common Stock and written representations furnished to Fred's by its officers, directors and principal shareholders, Fred's is not aware of any such reporting person who or which failed to file with the Securities and Exchange Commission (the "Commission") on a timely basis any required reports of changes in beneficial ownership.



Audit Committee

         The Audit Committee of the Board of Directors, which is comprised of Messers. Eisenman, Knox and Tashjian, met five times during the last fiscal year, and all Committee members were in attendance. Each of the members of the Audit Committee is an Independent Director as defined by the National
Association of Securities Dealers' Automated Quotation System's listing standard. Mr. Gardner served on the Committee until his death in December 2001. Mr. Eisenman is the Chairman of the Audit Committee. The Board of Directors has delegated to the Audit Committee responsibility for making recommendations concerning the engagement of the independent public accountants; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and reviewing the Company's auditing, accounting, and financial reporting processes generally. The management of the Company has the primary responsibility for the financial statements and reporting process. The accountants are responsible for conducting and reporting on the audit of the Company's financial statements in accordance with generally accepted auditing standards. The Company's independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee.

         Review and Discussion of Financial Statements. In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company's audited financial statements for 2001 with management of the Company. It has also discussed with PricewaterhouseCoopers LLP those matters required by Statement of Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence, including consideration of whether the payment to PricewaterhouseCoopers LLP of other non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that Fred's, Inc. audited financial statements for fiscal 2001 be included in the annual report on Form 10-K for 2001 filing with the Securities and Exchange Commission.

Compensation Committee


         The Compensation Committee reviews and approves the salaries and incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under Fred's long-term incentive plans. The Compensation Committee, which is comprised of Messers. Eisenman, Knox and Tashjian, met two times during the last fiscal year, and all Committee members were in attendance. Mr. Knox is the Chairman of the Compensation Committee. Mr. Gardner was a member of the Committee until his death in December 2001. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee.



Board of Directors


         During the last fiscal year, Fred's Board of Directors held five meetings. Messers. Hayes, Eisenman, Knox, Reier, and Tashjian attended all of the Board meetings. Mr. Gardner served as director until his death in December 2001 and attended all Board meetings until then. Non-employee directors of Fred's are paid for their services as such $12,000 per year plus reasonable expenses, and stock options from time to time, for meeting attendance. The Board of Directors does not have a nominating committee.

Executive Compensation

         The following table sets forth the cash compensation paid, as well as certain other compensation paid or accrued, to Fred's chief executive officers and to each of the other five most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the indicated fiscal years (the "Named Executives").

                                             SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                        Annual Compensation Compensation
                                                                              Awards
                                                                       Restricted           Option     All Other
Name and                                  Salary           Bonus       Stock Awards      Awards      Compensation
Principal Position          Year          ($) (2)           ($)          ($)(1)            (#)         ($)
------------------       -----------    -----------    -----------     -----------    -----------    --------------
Michael J. Hayes            2001          195,710           --             --            27,500         15,078 (3)
Chairman and                2000          184,242           --             --            32,813           --
Chief Executive Officer     1999          180,795           --             --              --             --

David A. Gardner (4)        2001          100,000           --             --              --             --
Managing Director           2000          120,000           --             --              --             --
                            1999          120,000           --             --              --             --

John D. Reier (5)           2001          197,860         84,000           --            11,250           --
President                   2000          190,461           --             --            32,813           --
                            1999          101,552           --           58,150          46,875           --

John A. Casey               2001          113,385         52,800           --             5,000           --
Executive Vice President-   2000          110,097           --             --            20,625           --
Pharmacy Operations         1999          105,000           --             --              --             --

Charles A. Brunjes (5)      2001          118,654         24,000           --             7,500           --
Senior Vice President-      2000           59,711           --             --            25,313           --
Store Operations

Reggie E. Jacobs            2001          108,654         36,000           --             7,500           --
Senior Vice President-      2000          101,539           --             --            15,313           --
Distribution                1999           77,019         14,000           --             9,375           --

Jerry A. Shore (5)          2001          130,000         10,000           --             5,000           --
Executive Vice President-   2000          105,000           --           29,750          16,875           --
Chief Financial Officer
----------------------------


(1) The aggregate restricted stock holdings for the above named executive officers, using the February 1, 2002 closing price of $27.97 per share, net of any consideration to be paid, was as follows:

                                                Number             Value
                                             -----------        ------------
         John D. Reier                             9,375            $262,191
         John A. Casey                                --                  --
         Charles A. Brunjes                           --                  --
         Reggie E. Jacobs                          1,125             $31,463
         Jerry A. Shore                            3,750            $104,888

         No restricted stock awards vest in under three years from the date of grant. All restricted stock holdings pay dividends at the same dividend rate as the Company's other common stock.

(2)      Fiscal  2000   salaries  are  based  on  53  weeks.   Includes   Fred's
         contributions  to defined  contribution  plans  (401(k)  and  Incentive
         Plan).

(3)      Consists of miscellaneous reimbursements.

(4) Payments for Mr. Gardner's services were made to Gardner Capital Corporation under a contractual relationship between that company and Fred's. Mr. Gardner was a managing director of the Company until his death on December 23, 2001.

(5) Mr. Reier joined the Company on May 3, 1999. Mr. Brunjes joined the Company on July 24, 2000. Mr. Shore joined the Company on April 17, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information on stock option grants pursuant to the Fred's, Inc. 1993 Long-Term Incentive Plan during the last fiscal year for each of the Named Executives, all current executive officers as a group, the non-employee directors as a group and all other recipients as a group. The Company has not granted any Stock Appreciation Rights ("SARs").


                                    Individual Grants                                        Potential Realizable
                                                                                             Value at Assumed
                                    % of Total                                                Annual Rates of
                      Options/      Options/SARs      Exercise                                     Stock Price
                      SARs            Granted to       or Base                                   Appreciation for
                  Granted   Employees   Price             Expiration                           Option   Term      (1)
                                                                                        ---------------------------------
       Name               (#)       in Fiscal Year     ($/Sh)            Date             5% ($)        10%  ($)
-----------------     ---------     --------------   ---------         ---------        ---------       --------
Michael J. Hayes(2)      27,500        16.1%          $18.53          10/09/06         $ 115,307       $  260,143
John D. Reier(2)         11,250         6.6%          $18.53          10/09/06         $  47,171       $  106,422
John A. Casey (2)         5,000         2.9%          $18.53          10/09/06         $  20,965       $   47,299
Charles Brunjes(2)        7,500         4.4%          $18.53          10/09/06         $  31,447       $   70,948
Reggie Jacobs(2)          7,500         4.4%          $18.53          10/09/06         $  31,447       $   70,948
Jerry A. Shore (2)        5,000         2.9%          $18.53          10/09/06         $  20,965       $   47,299
Executive Group
     7 persons           63,750                                                        $ 267,302       $  603,059
Non-Executive
     Director Group
     (3 persons)         14,062                                                        $  34,721       $   78,335
Non-Executive
     Officer Employee
     Group
     85 persons        131,930                                                         $ 520,623       $1,174,570
----------------------

(1) The potential gain is calculated from the closing price of Common Stock on the date of grants until the end of the option period at certain assumed rates of appreciation set by the Commission. They are not intended to forecast possible future appreciation in the Common Stock and any actual gains on exercise of options are dependent on the future performance of the Common Stock.


(2) All options vest and are exercisable in one-third increments on each of the first three anniversaries after the date of grant, and vesting is also contingent upon both individual and Company performance requirements having been met. The exercise price of all options is the fair market value of the Common Stock at the time of the grant.

         The following table shows the stock option exercises by the Named Executives during the last fiscal year. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executives as of February 2, 2002. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the fair market value of the Common Stock (not including options with an exercise price greater than the fair market value) on February 1, 2002 (the last trading date before the fiscal year-end), which was $27.97 per share. No SARs have been granted.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                              Number of Securities
                           Stock Option Exercises             Underlying Unexercised                 Value of Unexercised
                        Shares                                 Options/SARs                      In-The-Money Options
                       Acquired         Value                     At Fiscal Year-end                    At Fiscal Year-end
                                                       -------------------------------------  ----------------------------------
                      on Exercise   Realized ($)(1)       Exercisable          Unexercisable    Exercisable     Unexercisable
                      -----------   ---------------    --------------          -------------  -------------     ----------------
Michael J. Hayes        37,889       511,167                --                  49,376          $    --          $   696,316
John D. Reier             --           --                 42,187                48,751          $  898,504       $   883,027
John A. Casey           17,578       186,327               6,875                18,750          $  137,273       $   321,731
Charles A. Brunjes        --           --                 14,062                11,250          $  280,776       $   224,629
Reggie E. Jacobs        18,590       157,301               9,531                20,000          $  170,749       $   318,899
Jerry A. Shore            --           --                  1,875                20,000          $   37,438       $   346,690
----------------------

(1) "Value Realized" is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of Fred's, Inc. (the "Committee") hereby presents its report on executive compensation. This
Committee report documents the components of Fred's executive officer compensation programs and describes the basis on which fiscal 2001 compensation determinations were made by the Committee with respect to the executive officers of Fred's, including the Named Executives.


Compensation   Philosophy  and  Overall  Objectives  of  Executive  Compensation
Programs

         It is the philosophy of Fred's that executive compensation be linked to improvements in corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

         * Provide a competitive total compensation package that enables Fred's to attract and retain key executives.

         * Integrate all pay programs with Fred's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

         * Provide variable compensation opportunities that are linked with the performance of Fred's and that align executive remuneration with the interests of stockholders.


Compensation Program Components

         The Committee reviews Fred's compensation program annually to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Fred's. The particular elements of the compensation program for executive officers are further explained below.

         Base  Salary  -  Base  pay  levels  are  largely   determined   through
comparisons  with  other  retailing  companies.  Actual  salaries  are  based on
individual   performance   contributions  within  a  salary  structure  that  is
established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2001 for the Named Executives, based on performance and competitive considerations, and the Committee acted in accordance with the recommendation.

         Incentive Compensation - Fred's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of various specified levels of operating profits. The objective of this plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of earnings growth. Targeted awards for executive officers of Fred's under this plan are consistent with targeted awards of other retailing companies of similar size and complexity to Fred's. Specified awards were recommended by the Chief Executive Officer for the Named Executives of Fred's for fiscal 2001, based upon the Company's performance, and the Committee acted in accordance with the recommendation.

         Fred's Stock Option Program - The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of Fred's with an opportunity to increase their ownership of Common Stock, the best interests of stockholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.

Discussion of Compensation for the Chief Executive Officer

         The Committee has considered Chief Executive Officer's base salary, incentive compensation and long-term incentives to be less than or equal to the total compensation paid to other executives similarly situated, and has deemed his beneficial ownership of Common Stock to provide adequate linkage between the interests of Fred's stockholders and Mr. Hayes' personal interests.

Summary

         After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of Fred's is competitive with the compensation programs provided by other companies with which Fred's competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred's. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred's stockholders.


                          STOCK PRICE PERFORMANCE GRAPH

Comparison of Cumulative Total Return

         The total cumulative return on investment assumes that $100 was invested in Fred's, the Nasdaq Retail Trade Stocks Index and the Nasdaq Stock Market (U.S.) Index on January 31, 1997 and that all dividends were reinvested.

Compensation Committee Interlocks and Insider Participation

         Mr. Gardner served as a managing director of Fred's and as a member of the Compensation Committee and Audit Committee until his death in December 2001.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO FRED'S BOARD OF DIRECTORS.


            FRED'S PROPOSAL 2 (RATIFICATION OF SELECTION OF AUDITORS)

         The Board of Directors has selected Ernst & Young LLP to be the independent accountants of Fred's for the year ending February 1, 2003. The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. On May 9, 2002 the Company retained Ernst & Young LLP as the Company's new independent auditors to audit the Company's financial statements. A representative of Ernst & Young LLP is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2002.

Changes in Certifying Accountant

         On May 9, 2002, the Company dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent accountant and engaged Ernst & Young LLP ("Ernst & Young") as its new independent accountant. The decision to change the independent audit firm was recommended by the Company's Audit Committee and approved by the Board of Directors.

         The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company for the years in the two-year period ended February 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


         During the two-year period ended February 2, 2002, and the subsequent interim period ended May 9, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years.


         During the past two fiscal years and through May 9, 2002, PricewaterhouseCoopers has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

         PricewaterhouseCoopers was provided a copy of the above disclosures, also as set forth in the Company's Report on Form 8-K dated May 14, 2002 filed with the Securities and Exchange Commission, and was requested to furnish the Company with a letter addressed to the Commission stating whether it agreed with the above statement and, if not, stating the respects in which it did not agree. PricewaterhouseCoopers' letter concurring with the disclosures was filed as an exhibit to such report. A representative of PricewaterhouseCoopers LLP is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Company engaged Ernst & Young as its new independent accountant as of May 9, 2002. During the two year period ended February 2, 2002 and through May 9, 2002, the Company has not consulted with Ernst & Young regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. Ernst & Young was also provided a copy of the above disclosures. The Company has authorized PricewaterhouseCoopers to respond fully to any inquiries from Ernst & Young relating to its engagement as the Company's independent accountant.

Fees of Ernst & Young

         Audit Fees. There were no fees billed by Ernst & Young in fiscal 2001 for audit services.


         Financial Information System Design and Implementation Fees. There were no fees billed by Ernst & Young in 2001 for financial information systems design and implementation services.


         All Other Fees. Ernst & Young billed the Company $13,000 in fiscal 2001 for all other services, such as tax-related advice and other expert services.

Fees of PricewaterhouseCoopers

         Audit Fees. PricewaterhouseCoopers billed Fred's $193,725 in fiscal 2001 for audit services and for review of its financial statements included in its Forms 10-K and 10-Q for 2001.

         Financial Information System Design and Implementation Fees. There were
no  fees  billed  by   PricewaterhouseCoopers   in  fiscal  2001  for  financial
information systems design and implementation services.

         All Other Fees. PricewaterhouseCoopers billed the Company $168,970 in fiscal 2001 for all other services, such as tax-related advice, services relating to a completed public offering, and other expert services.


FRED'S PROPOSAL 3 (TO AMEND THE COMPANY'S CHARTER TO INCREASE AUTHORIZED SHARES)

         The Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the Company's Charter to increase the number of authorized shares of Class A voting common stock from 30,000,000 to 60,000,000 shares. Accordingly, the Board of Directors has unanimously approved a proposal to so amend the Charter of the Company, and hereby recommends that the Company's shareholders approve such an amendment. If this proposal is approved by the shareholders, the first sentence of Section A of Article Fourth of the Charter will be amended to read: "Sixty Million (60,000,000) shares of Class A voting common stock, each having no par value."

         Upon approval of this proposal, the Board of Directors intends to file a Certificate of Amendment with the Secretary of State of the State of Tennessee as soon as practicable. If the shareholders do not approve the Certificate of Amendment, the existing Charter will continue in effect.


         Currently, the Company has 30,000,000 authorized shares of common stock. As of May 3, 2002, the number of outstanding shares was 25,539,313 and there were 1,298,707 authorized shares reserved for issuance pursuant to the Company's Incentive Stock Option Plan (including grants already made and shares available for grant). (See Proposal 4 for reserved shares if the 2002 Incentive Stock Option Plan is approved.) The number of authorized and unissued shares not reserved for any specific use and available for future issuances was 3,161,980 as of May 3, 2002 (before the proposed increase in authorization shares), and would be 33,161,980 after approval of the increase in authorized shares.


         The objective of the increase in the authorized number of shares of common stock is to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such needs may include, without limitation, acquiring assets, goods, or services for use or sale in the conduct of our business, converting preferred stock, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of common stock authorized may also be used to acquire or invest in complementary businesses or products.

         If the shareholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the shareholders of the Company, except as provided under Tennessee corporate law or under the rules of any securities exchange on which shares of Common stock are listed. Current holders of common stock have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof. An issuance of additional shares of common stock would decrease the proportionate equity interest of the Company's current shareholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current shareholders.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER.


          FRED'S PROPOSAL 4 (ADOPTION OF 2002 LONG-TERM INCENTIVE PLAN)

          At the Fred's Annual Meeting, stockholders will be asked to approve the adoption of the 2002 Long-Term Incentive Plan (the "2002 Plan"). The Company's 1993 Long-Term Incentive Plan (the "Prior Plan") will expire, by its terms, in January 2003. Moreover, the Compensation Committee of the Fred's Board of Directors (the "Committee") expects that by January 2003 the Company will have exhausted all shares available for grant under the Prior Plan. On March 11, 2002, the Fred's Board of Directors approved the proposed 2002 Plan and recommended that it be submitted to Fred's stockholders for approval. No grants have been made under the 2002 Plan. Upon adoption of the 2002 Plan by the shareholders, no further grants will be made under the Prior Plan.


          The 2002 Plan is substantially identical to the Prior Plan, except that (i) the 2002 Plan would increase the number of shares of the Company's Common Stock authorized for issuance by 2,068,391 shares, from the 331,609 now available under the Prior Plan (but which would no longer be available for grant if the 2002 Plan is adopted by the shareholders), to 2,400,000 shares, (ii) the 2002 Plan expiration date would be March 11, 2012 , and (iii) the 2002 Plan contains explicit language precluding the "repricing" of prior grants (i.e., adjusting or amending the exercise price of prior grants by whatever means).


          Fred's long-term success depends upon its ability to attract, retain and encourage dedicated, competent and resourceful key employees. To further these goals, the Fred's Board of Directors adopted and stockholders approved the Prior Plan in 1993, and in 1996 amended the Prior Plan to increase the number of shares authorized for use under the Prior Plan.

          The purpose of the Company having a long term incentive plan is to direct the attention and efforts of participating employees to the long-term performance of Fred's and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The 2002 Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for investment in Fred's and the advantages inherent in stock ownership in Fred's. The Fred's Board of Directors believes that the adoption of the 2002 Plan is necessary in order to recruit and retain a pool of skilled and experienced employees.



Summary of the 2002 Plan

          The following summary is qualified in its entirety by the full text of the 2002 Plan, a copy of which may be obtained, without charge, by first class mail within one business day of receipt of a written request to Secretary, Fred's, Inc., 4300 New Getwell Road, Memphis, Tennessee 38118, or calling (901) 365-8880.


          The 2002 Plan is administered by the Compensation Committee (the "Committee"). Employees, directors, consultants, and independent contractors of the Company and its subsidiaries who can make substantial contributions to the Company's long-term profitability and value are eligible to participate ("Participants") in the 2002 Plan. The approximate number of persons eligible to participate is 400.


         The Plan provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, and performance units. (As of May 3, 2002, Fred's has outstanding options and restricted stock granted under the Prior Plan to approximately 360 employees and directors.)

          The Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan remains in effect until all awards under the Plan either have been satisfied by the issuance of shares of Fred's Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted more than ten years after the date of the Plan's approval. Generally, a Participant's rights and interest under the Plan will not be transferable except by will or by the laws of descent and distribution.

          Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of Fred's Common Stock at a price fixed by the Committee. The exercise price for stock options issued under the Plan that qualify as incentive stock options within the meaning of Section 422(b) of the Code shall not be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of Fred's Common Stock owned by the optionee, or a combination of cash and shares. If the exercise price is paid by tendering shares of Fred's Common Stock, the Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price. The Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from the date of grant. Options granted under the Prior Plan generally have had a five-year term and become exercisable one-third on the first anniversary, one-third on the second anniversary, and one-third on the third anniversary.

          Stock Appreciation Rights ("SAR") are rights to receive cash or shares, or a combination thereof, as the Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted.

          SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time.

          Awards of restricted shares under the 2002 Plan may be made at the discretion of the Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the 2002 Plan and in the stock restriction agreement. Any shares of Fred's Common Stock issued as restricted shares are legended and may not be sold, transferred, or disposed of until such restrictions have elapsed. Upon the expiration, lapse, or removal of restrictions, shares free of restrictive legend will be granted to the grantee. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

          Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Committee has discretion to determine the Participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance requirements.

          The Committee has the discretion to provide financing to a Participant in a principal amount sufficient for the purchase of shares pursuant to an option and/or to pay the amount of taxes required to be withheld in connection with option exercises, awards of shares and performance unit awards. The Committee also has the discretion to permit a Participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

          If there occurs a "Change in Control" of the Company, as defined in the 2002 Plan, then any SAR outstanding for at least six months and any stock options awarded and not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any restricted stock, performance units or other stock-based awards will lapse.

          In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of shares which may be issued under the 2002 Plan, the number of shares subject to outstanding awards, and the option exercise price of each outstanding option. The Board of Directors may also make such other changes in outstanding options, SARs, performance units and restricted stock awards as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional shares resulting from such adjustments will be eliminated.

          The Board of Directors may terminate, amend, modify or suspend the 2002 Plan at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the Company's outstanding shares, increase the maximum number of shares which may be issued under the 2002 Plan (other than adjustments pursuant to the 2002 Plan), extend the last date on which awards may be granted under the 2002 Plan, extend the date on which the 2002 Plan expires, change the class of persons eligible to receive awards, or change the minimum option price.

          The 2002 Plan is not qualified under Section 401(a) of the Internal Revenue Code.










Certain Plan Information

          The following table reflects certain information about the Prior Plan (the only equity compensation plan currently approved by the Company's shareholders) as of February 2, 2002, the end of the Company's last fiscal year, and the proposed 2002 Plan.


                                       EQUITY COMPENSATION PLAN INFORMATION

                                                                                        Number of securities
                                                                                        remaining available for
                               Number of securities to be   Weighted-average exercise   future issuance under
                               issued upon exercise of      price of outstanding        equity compensation plans
                               outstanding options,         options,                    (excluding securities
Plan category                  warrants and rights (1)      warrants and rights (2)     reflected in column (a))
-------------                  -------------------          -------------------         ------------------------
                                           (a)                         (b)                          (c)
Equity compensation plans
    approved by security
    holders. . . . .                     967,098                      $9.33                       331,609 (3)(4)
Equity compensation plans
    not approved by security
    holders (5). . .                       -0-                         -0-                            -0- (5)
             Total. . . . .              967,098                      $9.33                       331,609
-------------------------


(1) Reflects Prior Plan stock options only. The Company has not issued any SARs or performance units under the Prior Plan.

(2)      The  closing  price of the  Company's  Common  Stock on May 3, 2002 was
         $40.10.

(3) Upon adoption of the 2002 Plan by the shareholders, no further grants will be made under the Prior Plan.

(4) Does not include 15,339 shares of restricted stock issued and outstanding which were granted under the Prior Plan. If the restrictive terms are not met by any Participant, the Participant's restricted shares would revert to the status of unissued shares, but would be available for future grant under the Prior Plan (if the 2002 Plan is not approved by the shareholders) or under the 2002 Plan (if the 2002 Plan is approved by the Shareholders).

(5) No such plan at February 2, 2002. The 2002 Plan, if adopted by the shareholders, would cause there to be a total of 2,400,000 shares available for future issuance, plus any shares reverting from restricted issuance. See footnotes (3) and (4) above.


         Information regarding grants made under the Prior Plan during the fiscal year ended February 2, 2002 is presented above on page 7 in the table "Options/SAR Grants in the Last Fiscal Year." It is not, however, possible to determine the amounts or benefits that might be allocated or received in the future by any person covered by the 2002 Plan. Nor is it possible to determine the amounts or benefits that would have been allocated or received during the last completed fiscal year if the 2002 Plan had been in effect.







Federal Income Tax Consequences

         (1) Options: No income will be realized by an optionee upon the optionee's purchase of shares pursuant to the exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the optionee must not dispose of the shares before he has held such shares for at least one year after the date of exercise and at least two years after the date of grant. Assuming compliance with this and other applicable tax provisions, an optionee will recognize long-term capital gain or loss when the optionee disposes of the shares, measured by the difference between the option price and the amount realized for the shares at the time of disposition. If the optionee disposes of shares purchased upon the exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the spread between the option price and the fair market value of the shares at the time the option is exercised, or to the extent the optionee would recognize a loss on the disposition, the excess of the amount realized over the option price. Any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income. Although the exercise of an Incentive Stock Option does not result in current taxable income, the difference between the fair market value of the shares at the time the option is exercised and the option price will be considered as Alternative Minimum Tax income.

         The exercise of a Nonqualified Stock Option will result in the recognition of ordinary income by the optionee for federal income tax purposes in an amount equal to the difference between the option price and the fair market value of the shares acquired upon the exercise of the option. The Company will be entitled to a deduction equal to the amount of income recognized by the optionee. Upon the later sale of any shares acquired upon the exercise of a Nonqualified Stock Option, any amount realized by the optionee in excess of (a) the amount recognized by the optionee as ordinary income plus (b) the option price, will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares.

         (2) SARs: A grantee of a SAR will realize ordinary income upon the exercise of a SAR equaling the amount of cash received or the current fair market value of stock acquired less any exercise price paid, and the Company will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long- or short-term capital gain or loss depending upon the applicable holding period.

         (3) Restricted Stock: The federal income tax consequences of restricted stock awards will depend on the facts and circumstances of each restricted stock award, and in particular, the nature of the restrictions imposed with respect to the stock which is the subject of the award. In general, if the stock is non-transferable and subject to a "substantial risk of forfeiture", i.e., if rights to full enjoyment of the benefit of ownership of the stock are conditioned upon the future performance of substantial services by the grantee, a taxable event occurs only when the risk of forfeiture ceases or the stock becomes transferable. At such time, the grantee will realize ordinary income to the extent of the excess of the fair market value of the stock on that date over the grantee's cost for such stock, and the Company will be entitled to a deduction in the same amount. Under certain circumstances, the grantee can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and the Company's deduction will be measured as of the date stock is deemed to have been transferred to the grantee. If the restrictions with respect to stock which is the subject of a restricted stock award do not subject the grantee both to a "substantial risk of forfeiture" of the stock and restrictions on transferability, then the grantee will realize ordinary income with respect to the stock to the extent of the difference at the time of the transfer of the stock to the grantee between the fair market value of the stock and the grantee's cost therefor, and the Company will be entitled to a deduction in the same amount. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

         (4) Performance Unit Awards: A grantee of a performance unit award will realize ordinary income upon receipt equaling the amount of cash or the current market value of the stock received, and the Company will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long- or short-term gain or loss depending upon the applicable holding period.

         The foregoing description of tax consequences is based upon present federal income tax laws and is subject to change as the laws change. The summary does not cover any foreign, state or local tax consequences of participation in the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 2002 LONG TERM INCENTIVE PLAN.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.



                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be included in the proxy statement and presented at the 2003 Annual Meeting must be received by the Company no later than January 14, 2003, and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred's, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118. With regard to shareholder proposals not included in the Company's proxy statement which a shareholder wishes to be brought before the annual meeting of shareholders, notice of such a proposal must be received by the Secretary of the Company by March 30, 2003.

                    SOLICITATION OF PROXIES AND COST THEREOF

         The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

         SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED'S INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.



                                        By order of the Board of Directors,





                                        Charles S. Vail
                                        Secretary


May 24, 2002

                                   FRED'S, INC.

                          2002 LONG-TERM INCENTIVE PLAN

1.   Purpose.

     The purpose of the FRED'S, INC. 2002 LONG-TERM INCENTIVE PLAN (the "Plan") is to further the earnings of FRED'S, INC., a Tennessee corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.   Administration.

     The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting of two or more non-employee directors of the Company, within the meaning of Rule 16b-3 under the Securities and Exchange, Act of 1934, as amended from time to time (the "1934 Act") (or any successor rule of similar import). Except as otherwise may be determined by the Board of Directors, each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, .granted or awarded stock options, stock appreciation rights, performance units, or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the above, the Committee shall not have the power to adjust or amend the exercise price of stock options or SARs (as defined below) previously awarded under this Plan, whether through amendment, cancellation, replacement grants, or any other method of repricing within the meaning of 17 C.F.R. 229.402 (or any amendment or substitute or successor thereto).

3.   Stock Subject to the Plan.

     The Company may grant awards under the Plan with respect to not more than the sum of 2,400,000 shares of no par value common stock of the Company (the "Shares") and the number of restricted shares, which may be forfeited after the effective date of this Plan originally the subject of an award under the Company's 1993 Long-Term Incentive Plan. This total, shall, however, be subject to adjustment as provided in paragraph 20, below. Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4.   Eligibility to Receive Awards.

     Persons eligible to receive awards under the Plan shall be limited to those officers, other key executive employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company.

5.   Form of Awards.

     Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not intended to so qualify ("Nonqualified Stock Options").

6.   Stock Options.

     Stock options for the. purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

(a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

(b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the par value of a Share.

(c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no Incentive Stock Option shall be exercisable after ten years, and no Nonqualified Stock Option shall be exercisable after ten years and one day, from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under-which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.

(d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

(e) Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Retirement" means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term "Retires" has the corresponding meaning. As used herein, the term "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and the term "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after termination of employment due to Retirement or Disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Beneficiary" means the person or persons designated in writing by the--grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

(f) Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged; hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.

(g) Incentive Stock Options. In the case of an Incentive Stock option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

     (i) The purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

     (ii) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in
          Section 425(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

     (iii)No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

     (iv) Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

     (v) In the event of termination of employment by reason of Retirement, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock option.

7.   Stock Appreciation Rights.

     Stock appreciation rights ("SAR" or "SARs") shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

(a) Award. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.

(b) SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.

(c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The
     Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

(d) Termination of Employment. SARs shall be exercisable only during the grantee's employment by the Company (or, in the case of a grantee who is a non-employee director, only during his service as a director of the Company), except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee's employment (or tenure as a director) is terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee's employment (or tenure as a director) is terminated because of Retirement, death or Disability.

(e) Payment. Upon exercise of a SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.

(f) Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation:
     (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or, (ii) in order to avoid any insider-trading liability in connection with a SAR under Section 16(b) of the 1934 Act.

8.   Restricted Stock Awards.

     Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock, shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.

(b) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

(c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.

9.   Performance Units.

     Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of pre-established long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

(a) Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.

(b) Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant, to criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

(d) Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

(e) Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary unusual or nonrecurring items or events.

(f) Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any; payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

(g) Termination of Employment. In the event that a grantee ceases to be employed by the Company prior to the end of the performance period by reason of death, Disability, or, Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other termination of employment, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

10.  Loans and Supplemental Cash.

     The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

(a) In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

(b) In the case of a SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the: Committee may prescribe from time to time.

11.  General Restrictions.

     Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject: or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement; or withholding shall have been effected or obtained free of any, conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

12.  Single or Multiple Agreements.

     Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

13.  Rights of the Shareholder.

     The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

14.  Rights to Terminate Employment.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

15.  Withholding.

(a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part` by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

(b) Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

16.  Non-Assignability.

     No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

17.  Non-Uniform Determinations.

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

18.   Change In Control Provisions:

(a) In the event of (1) a Change in Control (as defined below) or (2) a Potential Change in Control (as defined below), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

     (i) Any SARs outstanding for at least six months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

     (ii) Any restrictions and deferral limitations applicable to any restricted stock, performance units or other Stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.

     (iii)The value of all outstanding stock options, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined below) as of the date such Change in Control or such Potential Change in Control is determined to, have occurred or such other date as the Committee may determine prior to the Change in Control.

(b) As used herein, the term "Change in Control" means the happening of any of the following:

     (i) Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

     (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

     (iii)During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

(c) As used herein, the term "Potential Change in Control" means the happening of any of the following:

     (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation system, or paid or offered in any bonafide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under
     Section 18(a)(iii).

19.  Non-Competition Provision.

     Unless the award agreement relating to a stock option, SAR, restricted stock or performance unit specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

20.  Adjustments.

     In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares, subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

21.  Amendment.

     The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.

22.  Effect on Other Plans.

     Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

23.  Effective Date and Duration of the Plan.

     The Plan shall become effective upon the later of the dates the Plan is adopted by the Board of Directors and is approved by the holders of a majority of the outstanding Shares, so long as shareholder approval occurs by the first anniversary of its adoption by the Board. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company's shareholders.

24.  Unfunded Plan.

     The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

25.  Governing Law.

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

                                  FRED'S, INC.
                             Memphis Marriott Hotel
                          2625 Thousand Oaks Boulevard
                               Memphis, Tennessee

PROXY FOR THE  ANNUAL  MEETING  OF  SHAREHOLDERS  - JUNE 26,  2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred's, Inc., to be held June 26, 2002, at 10:00 a.m., local time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1.  Election of Directors for the term of one year.

    [ ] FOR all nominees listed below               [ ] WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)   to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.

             Michael J. Hayes          John R. Eisenman         Roger T. Knox
             John D. Reier             Thomas H. Tashjian


2.  Ratification of Ernst and Young, LLP as independent auditors of the Company.

                   [ ] FOR           [ ] AGAINST            [ ] ABSTAIN


3. Approve the amendment of the Company's Charter to increase authorized shares.

                   [ ] FOR           [ ] AGAINST            [ ] ABSTAIN


4. Adoption of the 2002 Long Term Incentive Plan.

                   [ ] FOR           [ ] AGAINST            [ ] ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.


                                         Dated:                           , 2002
                                              ----------------------------


                                         ---------------------------------------
                                                 Signature of Shareholder

                                         ---------------------------------------
                                                 Signature of Shareholder
                                                     (if held jointly)

                                    Please Date this Proxy and Sign Your Name or
                                    Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.